                                 SCHEDULE 14A
                                (RULE 14A-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
              EXCHANGE ACT OF 1934 (AMENDMENT NO.              )
   Filed by the Registrant  /x/
   Filed by a Party other than the Registrant  / /

   Check the appropriate box:
   / / Preliminary Proxy Statement                    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   /x/ Definitive Proxy Statement
   / / Definitive Additional Materials
   / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       AMERICAN HEALTH PROPERTIES, INC.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
   /x/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
       or Item 22(a)(2) of Schedule 14A.
   / / $500 per each party to the controversy pursuant to Exchange Act
       Rule 14a-6(i)(3).
   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
   (1)   Title of each class of securities to which transaction applies:
- --------------------------------------------------------------------------------
   (2)   Aggregate number of securities to which transaction applies:
- --------------------------------------------------------------------------------
   (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- --------------------------------------------------------------------------------
   (4)   Proposed maximum aggregate value of transaction:
- --------------------------------------------------------------------------------
   (5)   Total fee paid: $125.00
- --------------------------------------------------------------------------------
   / / Fee paid previously with preliminary materials.
- --------------------------------------------------------------------------------
   / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

   (1)   Amount Previously Paid:
- --------------------------------------------------------------------------------
   (2)   Form, Schedule or Registration Statement No.:
- --------------------------------------------------------------------------------
   (3)   Filing Party:
- --------------------------------------------------------------------------------
   (4)   Date Filed:
- --------------------------------------------------------------------------------

                       American Health Properties, Inc.

                 6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
                           ENGLEWOOD, COLORADO 80111
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 23, 1996

     The 1996 Annual Meeting of Shareholders of American Health Properties, Inc., a Delaware corporation (the "Company"), will be held at the Regent Beverly Wilshire Hotel, 9500 Wilshire Boulevard, Beverly Hills, California at 1:30 p.m. local time, on May 23, 1996, for the following purposes:

          (1) To elect three Class III directors to a term of three years.

          (2) To approve the appointment of the accounting firm of Arthur Andersen LLP as the Company's auditors and independent public accountants for the fiscal year ending December 31, 1996.

          (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Company's common stock, $.01 par value (the "Common Stock") and Psychiatric Group Depositary Shares (the "Depositary Shares") as of the close of business on March 29, 1996 (the "Record Date") are entitled to notice of and to vote on the matters presented at the Annual Meeting. Each Depositary Share represents one-tenth of one share of the Company's Psychiatric Group Preferred Stock, $.01 par value (the "Psychiatric Group Preferred Stock"), which has been deposited with Chemical Mellon Shareholder Services, L.L.C., as Depositary (the "Depositary"). The Common Stock and the Psychiatric Group Preferred Stock vote as a single class at the Annual Meeting, with each holder of Common Stock being entitled to one vote per share and each holder of Depositary Shares being entitled to instruct that .7015 of a vote per Depositary Share be cast by the Depositary.

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY OR INSTRUCTION CARD, AS THE CASE MAY BE, AS SOON AS POSSIBLE.

     HOLDERS OF COMMON STOCK MAY VOTE BY COMPLETING THE ENCLOSED PROXY AND RETURNING IT IN THE ENCLOSED ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME. ANY HOLDER OF COMMON STOCK ENTITLED TO VOTE AND WHO ATTENDS THE ANNUAL MEETING MAY VOTE PERSONALLY ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING AND, IN THAT EVENT, HIS OR HER PROXY WILL NOT BE USED.

     HOLDERS OF DEPOSITARY SHARES MAY ONLY VOTE BY COMPLETING THE ENCLOSED INSTRUCTION CARD AND RETURNING THE CARD TO THE DEPOSITARY IN THE ENCLOSED ENVELOPE. THE INSTRUCTION CARD MAY BE REVOKED AT ANY TIME PRIOR TO 5:00 P.M. PACIFIC DAYLIGHT TIME ON MAY 22, 1996 BY GIVING NOTICE TO THE DEPOSITARY OR BY FILING A LATER DATED INSTRUCTION CARD WITH THE DEPOSITARY. THE DEPOSITARY WILL VOTE THE PSYCHIATRIC GROUP PREFERRED STOCK REPRESENTED BY THE DEPOSITARY SHARES IN ACCORDANCE WITH SUCH INSTRUCTIONS. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS FROM ANY HOLDER OF DEPOSITARY SHARES, THE DEPOSITARY WILL ABSTAIN FROM VOTING WITH RESPECT TO THE PSYCHIATRIC GROUP PREFERRED STOCK UNDERLYING SUCH DEPOSITARY SHARES.

                                        By Order of the Board of Directors,

                                        /s/ MICHAEL J. MCGEE
                                        Michael J. McGee
                                        Corporate Secretary
April 15, 1996

                       American Health Properties, Inc.

                 6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800
                           ENGLEWOOD, COLORADO 80111

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

     This proxy statement and the enclosed Proxy or Instruction Card, as the case may be, are first being mailed on or about April 25, 1996 to shareholders of the Company, in connection with the solicitation by the Board of Directors of the Company of proxies for use at the annual meeting of shareholders to be held on May 23, 1996, and any adjournments thereof.

     The total cost of soliciting proxies will be borne by the Company. The Company has engaged the firm of Corporate Investor Communications, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $4,500, plus reimbursement of out-of-pocket expenses. In addition, proxies may be solicited by officers and regular employees of the Company, without extra remuneration, by personal interviews, telephone and telegraph. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of shares entitled to vote on the matters presented at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

                       RECORD DATE AND VOTING SECURITIES

     Only holders of the Company's $.01 par value Common Stock (the "Common Stock") and Psychiatric Group Depositary Shares (the "Depositary Shares") as of the close of business on March 29, 1996 (the "Record Date") are entitled to notice of and to vote on the matters presented at the Annual Meeting. Each Depositary Share represents one-tenth of one share of the Company's Psychiatric Group Preferred Stock, $.01 par value (the "Psychiatric Group Preferred Stock"). The Psychiatric Group Preferred Stock has been deposited with Chemical Mellon Shareholder Services, L.L.C., as Depositary (the "Depositary"). As the registered holder of the Psychiatric Group Preferred Stock, the Depositary will vote the Psychiatric Group Preferred Stock represented by the Depositary Shares at the Annual Meeting pursuant to instructions given to the Depositary by the holders of the Depositary Shares. Holders of Depositary Shares will therefore exercise their vote by instructing the Depositary pursuant to the Instruction Card enclosed with this proxy statement. In the absence of specific instructions from any holder of Depositary Shares, the Depositary will abstain from voting with respect to the Psychiatric Group Preferred Stock underlying such Depositary Shares.

     On the Record Date, there were outstanding 23,446,973 shares of Common Stock as well as 2,084,282 Depositary Shares representing approximately 208,428 shares of Psychiatric Group Preferred Stock, which constituted all of the outstanding voting securities of the Company. Each share of Common Stock is entitled to one vote on all matters presented at the Annual Meeting. Each full share of Psychiatric Group Preferred Stock is entitled to 7.015 votes on all matters presented at the Annual Meeting; accordingly, each Depositary

Share is entitled to instruct that .7015 of a vote per Depositary Share be cast by the Depositary on all matters presented at the Annual Meeting. The number of votes to which the Psychiatric Group Preferred Stock (and thereby the Depositary Shares) is entitled differs from year to year, but is based on a ratio of the average market price of one share of the Psychiatric Group Preferred Stock to the average market price of one share of Common Stock for the ten trading days preceding the Record Date. There is no cumulative voting. The presence of a majority of the votes represented by the Common Stock and the Psychiatric Group Preferred Stock outstanding and entitled to vote, considered as a single class, is required to constitute a quorum. The affirmative vote of a majority of the total number of votes represented by the shares of Common Stock and Psychiatric Group Preferred Stock represented and voted at the Annual Meeting, assuming a quorum is present, is necessary for the approval of all matters presented at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the vote cast on proposals presented to the shareholders and thus have the same effect as a negative vote, whereas broker non-votes are not tabulated for any purpose in determining whether a proposal has been approved.

     A list of the shareholders entitled to vote on the matters presented at the Annual Meeting may be examined at the Company's principal executive offices, which are located at 6400 South Fiddler's Green Circle, Suite 1800, Englewood, Colorado, 80111, during the ten-day period preceding the Annual Meeting.

                               VOTING PROCEDURES

PROXY FOR COMMON STOCK

     If the enclosed Proxy is properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified. If no specification is made on the Proxy, then the shares shall be voted in accordance with the recommendations of the Board of Directors. A Proxy may be revoked by a shareholder at any time prior to the exercise thereof by written notice to the Secretary of the Company, by submission of any other Proxy bearing a later date or by attending the Annual Meeting and voting in person.

     The accompanying Proxy will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof. Management knows of no other matters other than the matters set forth above to be considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, the person named in the accompanying Proxy will vote such Proxy in accordance with his best judgment on such matter. The persons named in the accompanying Proxy will also, if in their judgment it is deemed to be advisable, vote to adjourn the Annual Meeting from time to time.

     Only those Proxies that are properly executed and received by 1:30 p.m. Pacific Daylight Time on May 23, 1996 will be voted at the Annual Meeting.

INSTRUCTION CARD FOR DEPOSITARY SHARES

     Holders of Depositary Shares may only vote by completing the enclosed Instruction Card and returning the card to the Depositary. The Depositary will vote the Psychiatric Group Preferred Stock represented by the Depositary Shares in accordance with such instructions. In the absence of specific instructions from a holder of Depositary Shares, the Depositary will abstain from voting with respect to the Psychiatric Group Preferred Stock underlying such Depositary Shares. An Instruction Card may be revoked by a shareholder at any time prior to 5:00 p.m. Pacific Daylight Time on May 22, 1996 by written notice to the Depositary or by filing a later dated Instruction Card with the Depositary.

     The accompanying Instruction Card will also be voted in connection with the transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof. Management knows of no other matters other than the matters set forth above to be considered at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment or adjournments thereof, the Depositary will vote in accordance with its best judgment on such matter. The Depositary will also, if in its judgment it is deemed to be advisable, vote to adjourn the Annual Meeting from time to time.

     Only those Instruction Cards that are properly executed and received by the Depositary by 5:00 p.m. Pacific Daylight Time on May 22, 1996 will be utilized by the Depositary to vote the Psychiatric Group Preferred Stock at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     There are currently eight members of the Board of Directors. The members of the Board of Directors are divided into three classes. Class I consists of two directors who are serving a three-year term expiring at the 1997 annual meeting of shareholders. Class II consists of three directors who are serving a three-year term expiring at the 1998 annual meeting of shareholders. Class III consists of three directors who will be elected to a three-year term expiring at the 1999 annual meeting of shareholders. In each case, a director serves for the designated term and until his respective successor is elected and qualified. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors then in office. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created.

     The Board of Directors has nominated Sheldon S. King, Walter J. McNerney and Louis T. Rosso for election as Class III directors. Messrs. King, McNerney and Rosso are presently directors of the Company. In the event any nominee is unable to or declines to serve as a director at the time of the Annual Meeting (which is not anticipated), Proxies will be voted for the election of such person or persons, if any, as may be designated by the present Board of Directors. Information with respect to each nominee is set forth under the heading entitled "Management -- Directors and Executive Officers."

     Nominations to the Board of the Directors will not be accepted at the Annual Meeting. The affirmative vote of a majority of the total number of votes represented by the shares of Common Stock and Psychiatric Group Preferred Stock represented and voted at the Annual Meeting, assuming a quorum is present, is necessary for the election of directors.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF SHELDON S. KING,
       WALTER J. MCNERNEY AND LOUIS T. ROSSO AS DIRECTORS OF THE COMPANY.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the names and titles of the executive officers and the members of the Board of Directors of the Company.

             NAME                                      POSITION
- ------------------------------    ---------------------------------------------------
Walter J. McNerney............    Chairman of the Board of Directors of the Company,
                                  Class III Director
Joseph P. Sullivan............    President and Chief Executive Officer of the
                                  Company, Class II Director
C. Gregory Schonert...........    Senior Vice President and Chief Development Officer
                                  of the Company
Michael J. McGee..............    Senior Vice President, Chief Financial Officer,
                                  Treasurer and Secretary of the Company
Thomas T. Schleck.............    Senior Vice President and Chief Investment Officer
                                  of the Company
Norman Barker, Jr.............    Class I Director
Royce Diener..................    Class II Director
James L. Fishel...............    Class I Director
Charles M. Haar...............    Class II Director
Sheldon S. King...............    Class III Director
Louis T. Rosso................    Class III Director

     Mr. McNerney has been the Chairman of the Board since February 1988 and was the Chief Executive Officer of the Company from February 1988 to May 15, 1992 and from January 15, 1993 to February 11, 1993. He has also been Herman Smith Professor of Health Policy, J.L. Kellogg Graduate School of Management, Northwestern University since 1982 and was managing partner of Walter J. McNerney and Associates, a management consulting firm in the health field, during 1982-1992. He is a director of The Stanley Works, Nellcor Incorporated, Value Health, Inc., Medicus Systems, Inc., Hanger Orthopedic, Inc., Osteotech, Inc. and Ventritex, Inc. Mr. McNerney has been a director of the Company since January 1987 and is 70 years old.

     Mr. Sullivan has been the President and Chief Executive Officer of the Company since February 11, 1993. Prior to that, Mr. Sullivan spent 20 years with Goldman, Sachs & Co. where he had overall investment banking responsibility for numerous companies in the health care field. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT). He has been a director of the Company since February 1993 and is 53 years old.

     Mr. Schonert has been the Senior Vice President and Chief Development Officer of the Company since April 1988. Prior to that, Mr. Schonert had been the Assistant Administrator of Marketing and Planning at

St. Joseph's Hospital, Houston, Texas since February 1987. From September 1985 until February 1987, Mr. Schonert was a Manager in the Corporate Development Department of American Medical International, Inc. ("AMI"), an international owner and operator of for-profit hospitals, and is 40 years old.

     Mr. McGee has been the Senior Vice President and Chief Financial Officer and Secretary of the Company since January 1996, has served as Treasurer of the Company since August 1995 and has served as Controller of the Company since November 1989. Mr. McGee was a certified public accountant with Arthur Andersen LLP from 1977 to November 1989 and is 40 years old.

     Mr. Schleck has been the Senior Vice President and Chief Investment Officer of the Company since April 1996. Prior to that, Mr. Schleck was a Managing Director/Partner of Covington Group, LC from July 1994 to April 1996, and from October 1988 to May 1994 he was Chief Financial Officer and Treasurer of EPIC Healthcare Group, Inc. From March 1982 to October 1988, Mr. Schleck was Corporate Vice President/Treasurer of AMI, and prior to that, he held various positions in health care lending with Bank of America NT&SA from June 1970 to March 1982. Mr. Schleck is 48 years old.

     Mr. Barker is the retired Chairman of the Board of Directors of First Interstate Bank of California. He served in that position from 1973 to 1986. He is Chairman of the Board of Pacific American Income Shares, Inc., Chairman of the Board of Fidelity Federal Bank, a director of TCW Convertible Securities Fund, Inc. and ICN Pharmaceuticals, Inc. Mr. Barker has been a director of the Company since its formation in 1986 and is 73 years old.

     Mr. Diener was the President and Chief Executive Officer of AMI from 1975 until 1979, and continued with AMI as Chairman and Chief Executive Officer until 1985. From 1985 until January 1988, Mr. Diener served as Chairman of AMI. He again served as Chairman and Chief Executive Officer from September 1988 until February 1989, after which he continued as a director until his retirement from the board of AMI in November 1989. He is a member of the Board of Directors of Acuson, Inc. and Advanced Technology Venture Fund. Mr. Diener has been a director of the Company since its organization in 1986 and is 77 years old.

     Mr. Fishel was the Vice President and Chief Credit Officer of General Electric Capital Corporation, the financial arm of General Electric Corporation from 1984 to 1994. Mr. Fishel is a director of Noble Drilling Corporation. Mr. Fishel has been a director of the Company since May 1994 and is 64 years old.

     Mr. Haar has been the Louis D. Brandeis Professor of Law at Harvard University since 1975. Mr. Haar is a director of Banner Aerospace, Inc. He has been a director of the Company since its organization in 1986 and is 75 years old.

     Mr. King has been the Executive Vice President of Salick Health Care, Inc. since February 8, 1994. He was formerly the President of Cedars-Sinai Medical Center, Los Angeles, California from 1989 to January 15, 1994. Previously, he served as President of Stanford University Hospital from 1986 to 1989. He has been a director of the Company since February 1988 and is 64 years old.

     Mr. Rosso has been the Chairman of the Board and Chief Executive Officer of Beckman Instruments, Inc., a leading supplier of laboratory systems for life sciences and diagnostics since 1989. He is a member of the Board of Directors of Allergan, Inc. Mr. Rosso has been a director of the Company since May 1994 and is 62 years old.

BOARD COMMITTEES AND MEETINGS

     The Board of Directors held 14 meetings during 1995. No director attended fewer than 75% of the meetings of the Board and its committees on which he served.

     The Company's Board of Directors has standing Audit, Finance, Investment and Compensation and Board Affairs Committees.

     The Audit Committee, composed exclusively of directors who are not employees of the Company, meets with the Company's independent auditors from time to time during the course of their audit and throughout the year to review audit procedures and receive recommendations and reports from the auditors. The Audit Committee monitors the Company's compliance with federal tax laws and regulations necessary to maintain the Company's status as a real estate investment trust ("REIT"). In addition, this Committee monitors all corporate activities to assure conformity with good practice and government regulations. The Audit Committee consists of Messrs. Haar (chairman), Barker and Diener. The Audit Committee met three times during 1995.

     The Finance Committee is charged with the responsibility of evaluating the overall financial needs and financial strategy of the Company. The Finance Committee met two times during 1995. This Committee is composed of Messrs. King (chairman), Barker, Diener, Haar, McNerney and Sullivan.

     The members of the Investment Committee are Messrs. Diener (chairman), Fishel, King, McNerney and Sullivan. This Committee is responsible for reviewing proposed investments and divestitures to be made by the Company. The Investment Committee met seven times during 1995.

     The members of the Compensation and Board Affairs Committee are Messrs. Barker (chairman), King, McNerney and Rosso. This Committee is responsible for reviewing and recommending to the full Board compensation of officers and directors, management's nominees for officers of the Company and the terms of employment agreements to assure continuity of a well-qualified management team. The Compensation and Board Affairs Committee is also responsible for corporate governance, Board governance and policies, nominations to the Board of Directors and Board Committee structure and membership. This Committee met five times during 1995.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES AND EXCHANGE ACT OF 1934

     The Company's directors and executive officers and persons who are beneficial owners of more than 10% of the Common Stock or the Depositary Shares ("10% beneficial owners") are required to file reports of their holdings and transactions in Common Stock and the Depositary Shares with the Securities and Exchange Commission (the "Commission") and to furnish the Company with such reports. Based solely upon its review of the copies of such reports the Company has received or upon written representations it has obtained from certain of these persons, the Company believes that, as of February 14, 1996, all of the Company's directors, executive officers and 10% beneficial owners had complied with all applicable Section 16(a) filing requirements.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of April 15, 1996, the shares of Common Stock and Depositary Shares beneficially owned (including shares subject to options exercisable within 60 days of such date) by each Director and Named Executive Officer and all Directors and Named Executive Officers as a group. Except as otherwise indicated, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock and Depositary Shares. The beneficial holdings of each person listed below represent less than 1% of the outstanding shares of Common Stock and Depositary Shares.

                                                        COMMON STOCK                        DEPOSITARY SHARES
                                            ------------------------------------   ------------------------------------
                                                         OPTIONS       TOTAL                    OPTIONS       TOTAL
                                             SHARES    EXERCISABLE     SHARES       SHARES    EXERCISABLE     SHARES
                 NAME OF                      HELD      WITHIN 60   BENEFICIALLY     HELD      WITHIN 60   BENEFICIALLY
             BENEFICIAL OWNER               OF RECORD     DAYS         OWNED       OF RECORD     DAYS         OWNED
- ------------------------------------------  ---------  -----------  ------------   ---------  -----------  ------------
Norman Barker, Jr.........................     1,000      45,000        46,000         100        4,500        4,600
Royce Diener(1)...........................     4,500      65,000        69,500         750        6,500        7,250
James L. Fishel...........................       500      25,000        25,500           0        2,500        2,500
Charles M. Haar...........................     6,000      65,000        71,000         600        6,500        7,100
Sheldon S. King...........................     1,000      65,000        66,000         100        6,500        6,600
Geoffrey D. Lewis(2)......................         0           0             0           0            0            0
Michael J. McGee..........................    12,723      39,024        51,747       1,271        3,903        5,174
Walter J. McNerney........................     5,000     105,000       110,000         500       10,500       11,000
Louis T. Rosso............................     1,000      25,000        26,000           0        2,500        2,500
C. Gregory Schonert.......................    12,294      62,555        74,849       1,228        6,256        7,484
Victor C. Streufert(3)....................         0           0             0           0            0            0
Joseph P. Sullivan........................    36,513     145,500       182,013       3,260       14,551       17,811
All Directors and Executive Officers as a
  Group (12 persons)(4)...................    80,530     642,079       722,609       7,809       64,210       72,019

- ---------------

(1) Mr. Diener disclaims beneficial ownership of 300 Depositary Shares that are owned by his wife.

(2) Mr. Lewis resigned from the Company in September 1995.

(3) Mr. Streufert resigned from the Company in August 1995.

(4) Total beneficially owned represents approximately 3.0% of the outstanding shares of Common Stock and approximately 3.4% of the outstanding Depositary Shares.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth compensation paid or earned for services rendered during the fiscal years ended December 31, 1995, 1994 and 1993, to or by the Company's Chief Executive Officer, the two other executive officers who were serving as executive officers of the Company at December 31, 1995, and two former executive officers of the Company (collectively, the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION
                                                                     -------------------------
                                                                                     NUMBER OF
                                             ANNUAL COMPENSATION     RESTRICTED      SECURITIES
                                             -------------------       STOCK         UNDERLYING     ALL OTHER
        NAME AND POSITION                     SALARY     BONUS       AWARDS(1)       OPTIONS(2)  COMPENSATION(3)
- ----------------------------------           --------   --------     ----------      ---------   ---------------
Joseph P. Sullivan                  1995     $477,000   $384,700      $143,100         53,193        $58,100
  President and Chief               1994      474,800    190,800             0(5)      50,000(5)      35,900
  Executive Officer                 1993(4)   398,800    450,000(5)    500,000         63,096         36,800
C. Gregory Schonert                 1995      167,200    100,000        27,100         13,509         34,000
  Senior Vice President and         1994      160,400     40,600             0          4,458         32,900
  Chief Development Officer         1993      147,000    106,400             0          9,500         32,000
Michael J. McGee                    1995      142,900     85,500        25,100(6)      10,258(6)      30,600
  Senior Vice President,            1994      137,200     37,700(6)          0          3,303         30,600
  Chief Financial Officer,          1993      125,000     78,000             0          7,500         30,500
  Treasurer and Secretary
Victor C. Streufert(7)              1995      134,700     92,200        46,700         19,488         34,500
  Former Executive Vice             1994      194,200     70,100             0          6,294         31,800
  President and                     1993      177,900    147,200             0         13,500         33,400
  Chief Financial Officer
Geoffrey D. Lewis(7)                1995      143,400     85,800        36,200         15,717         35,000
  Former Senior Vice                1994      183,600     54,200             0          5,102         32,100
  President, General Counsel        1993      169,300    121,800             0         11,000         33,100
  and Secretary

- ---------------

(1) The dollar amount of restricted stock awards is based on the fair market price of the Company's Common Stock on the date of grant. Such prices for 1993, 1994 and 1995 were $23.625, $27.125 and $20.625, respectively. On July
    25, 1995, the Company distributed one Depositary Share for every ten shares of Common Stock held of record on July 14, 1995, each such Depositary Share representing a one-tenth interest in one share of Psychiatric Group Preferred Stock (the "Distribution"). Each holder of restricted Common Stock also received in the Distribution one Depositary Share for every ten shares of restricted Common Stock held on July 14, 1995. See "-- Adjustments to Stock and Option Awards to Reflect the Distribution." Restricted stock awards for 1993 vest ratably over five years. Restricted stock awards for 1995 vest ratably over two years. Dividends are paid on the restricted shares at the same rate as all other shares of Common Stock or Depositary Shares, as the case may be.

     The table below shows the aggregate shares of restricted stock that were held and remain restricted at December 31, 1995, the value of such shares on December 31, 1995 and the number of shares granted in 1993, 1994 and 1995.

                                          AGGREGATE            VALUE OF
                                          RESTRICTED          AGGREGATE               GRANTS
                                          STOCK HELD          RESTRICTED     -------------------------
                                     AT DECEMBER 31, 1995       STOCK         1993      1994     1995
                                     --------------------     ----------     ------     ----     -----
            Joseph P. Sullivan(5)
              Common Stock                  11,934             $256,600      21,164       0      6,938
              Depositary Shares              1,193               17,900
            C. Gregory Schonert
              Common Stock                   3,084               66,300           0       0      1,313
              Depositary Shares                308                4,600
            Michael J. McGee(6)
              Common Stock                   4,031(8)            86,700(8)        0       0      1,219
              Depositary Shares                403(8)             6,100(8)
            Victor C. Streufert(7)
              Common Stock                       0                    0           0       0      2,264
              Depositary Shares                  0                    0
            Geoffrey D. Lewis(7)
              Common Stock                       0                    0           0       0      1,753
              Depositary Shares                  0                    0

(2) Amounts included represent options to purchase Common Stock on the date of grant and have not been adjusted for the Distribution. Stock options vest ratably over two years and are coupled with dividend equivalent rights.

(3) Includes amounts paid for 1995 under the Company's Money Purchase Retirement Plan, Executive Medical and Financial Planning Reimbursement Plan and for life insurance policies as follows:

                                                                         MEDICAL AND
                                                                          FINANCIAL        LIFE
                                                          RETIREMENT      PLANNING       INSURANCE
                                                          ----------     -----------     ---------
            Joseph P. Sullivan                             $ 30,000        $22,200        $ 5,900
            C. Gregory Schonert                              30,000          2,800          1,200
            Michael J. McGee                                 30,000              0            600
            Victor C. Streufert(7)                           30,000          4,000            500
            Geoffrey D. Lewis(7)                             30,000          4,100            900

(4) Mr. Sullivan commenced employment with the Company on February 11, 1993.

(5) Pursuant to an election made by Mr. Sullivan, in lieu of $157,500 of the amount shown for his 1993 bonus, he received 5,807 shares of restricted stock and options to purchase 5,807 shares of Common Stock (together with dividend equivalent rights) at the fair market value thereof on the date the bonus was awarded. Such restricted stock and options are included as bonus in 1993 and not as a grant of restricted stock or options in 1994.

(6) Pursuant to an election made by Mr. McGee, in lieu of $28,300 of the amount shown for his 1994 bonus, he received 1,372 shares of restricted stock and options to purchase 1,372 shares of Common Stock (together with dividend equivalent rights) at the fair market value thereof on the date the bonus was awarded. Such restricted stock and options are included as bonus in 1994 and not as a grant of restricted stock or options in 1995.

(7) Messrs. Streufert and Lewis resigned from the Company in August 1995 and September 1995, respectively. Pursuant to negotiated resignation agreements, each officer's salary and bonus for 1995 was prorated based on his period of service during 1995, the vesting of options to purchase 28,160 shares of Common Stock (together with dividend equivalent rights) was accelerated, all other unvested options to purchase Common Stock and Depositary Shares were cancelled, and all restricted stock was forfeited.

(8) Includes restricted stock received by Mr. McGee, at his election, in lieu of a portion of Mr. McGee's 1994 bonus, as set forth in Note 6 above.

     The following table sets forth certain information concerning individual grants of options to purchase Common Stock made to each of the Named Executive Officers during the year ended December 31, 1995:

OPTION GRANTS IN 1995

                            NUMBER OF      PERCENTAGE OF
                           SECURITIES       TOTAL STOCK       AVERAGE
                           UNDERLYING         OPTIONS        EXERCISE
                             OPTIONS        GRANTED TO         PRICE       EXPIRATION     PRESENT VALUE ON
            NAME           GRANTED(1)        EMPLOYEES       ($/SH)(1)        DATE        DATE OF GRANT(2)
    ---------------------  -----------     -------------     ---------     ----------     ----------------
    Joseph P. Sullivan        53,193           47.42%         $20.625        01/25/05         $118,600
    C. Gregory Schonert       13,509           12.04%          20.625        01/25/05           30,100
    Michael J. McGee          10,258            9.15%          20.625        01/25/05           22,900
    Victor C.
      Streufert(3)            19,488           17.38%          20.625        01/25/05           43,500
    Geoffrey D. Lewis(3)      15,717           14.01%          20.625        01/25/05           35,000

- ---------------

(1) Stock options were granted in tandem with dividend equivalent rights ("DERs") on January 25, 1995 at the fair market price of the Company's Common Stock on that date. All stock options granted in 1995 were options to purchase Common Stock. In July 1995, the Company adjusted all then outstanding stock options to reflect the Distribution. See "-- Adjustments to Stock and Option Awards to Reflect the Distribution." At December 31, 1995, after giving effect to the Distribution, the number of DER shares relating to options for Common Stock held by the Named Executive Officers were as follows: Mr. Sullivan: 5,802; Mr. Schonert: 1,474; Mr. McGee: 1,119; Mr. Streufert: 0; and Mr. Lewis: 0. The dollar value of all such DER shares at December 31, 1995, based on the closing price of the Common Stock on December 31, 1995, was $180,500. At December 31, 1995, after giving effect to the Distribution, the number of DER shares relating to options for Depositary Shares held by the Named Executive Officers were as follows: Mr.
    Sullivan: 734; Mr. Schonert: 187; Mr. McGee: 142; Mr. Streufert: 0; and Mr.
    Lewis: 0. The dollar value of all such DER shares at December 31, 1995, based on the closing price of the Depositary Shares on December 31, 1995, was $15,900.

(2) Estimated present values as of January 25, 1995 are based on the Black-Scholes Model, a mathematical formula used to value options traded on stock exchanges. The Black-Scholes Model considers a number of factors, including the stock's volatility and dividend rate, the term of the option, and interest rates. The ultimate value of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The expected volatility of the Common Stock used in valuing the options is .25, and is based on the 60-month historical volatility of the Common Stock. The future dividend yield assumed in valuing the options is 8.5%. The options are valued assuming they will be exercised just prior to their expiration in 10 years. The risk-free rate of return used in valuing the options is 7.87%. This risk-free rate of return was determined based upon the quoted yields for 10-Year U.S. Treasury Strips (principal only securities) at the approximate date the options were granted. Estimated present values do not include DERs. In July 1995, the Company adjusted all then outstanding stock options to reflect the Distribution. See "-- Adjustments to Stock and Option Awards to Reflect the Distribution."

(3) Messrs. Streufert and Lewis resigned from the Company in August 1995 and September 1995, respectively.

     The following table sets forth certain information concerning the exercise of stock options by the Named Executive Officers during the year ended December 31, 1995 and the value of stock options held as of December 31, 1995 by each of the Named Executive Officers:

AGGREGATED OPTION EXERCISES IN 1995 AND OPTION VALUES AT DECEMBER 31, 1995

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                   OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                 SHARES                         DECEMBER 31, 1995           DECEMBER 31, 1995(2)
                                ACQUIRED        VALUE      ---------------------------   ---------------------------
            NAME               ON EXERCISE   REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------  -----------   -----------   -----------   -------------   -----------   -------------
Joseph P. Sullivan(3)
  Common Stock                         0       $     0        91,000         81,096       $ 345,200      $ 310,800
  Depositary Shares                    0             0         9,101          8,109               0              0
C. Gregory Schonert
  Common Stock                         0             0        53,571         15,738          63,500         72,100
  Depositary Shares                    0             0         5,357          1,574               0              0
Michael J. McGee(3)
  Common Stock                         0             0        32,244         13,281          27,500         61,600
  Depositary Shares                    0             0         3,225          1,328               0              0
Victor C. Streufert(4)
  Common Stock                    33,859        82,300             0              0               0              0
  Depositary Shares                    0             0             0              0               0              0
Geoffrey D. Lewis(4)
  Common Stock                    38,074        90,900             0              0               0              0
  Depositary Shares                    0             0             0              0               0              0

- ---------------

(1) Value realized at exercise is the difference between the closing price on the date of exercise less the exercise price per share of Common Stock or Depositary Share, multiplied by the number of shares acquired upon exercise, including accumulated tandem DER shares.

(2) Calculated based on the closing prices of the Common Stock and the Depositary Shares at December 31, 1995 multiplied by the number of applicable shares in-the-money, less the total exercise price for such shares and considering accumulated tandem DER shares.

(3) Includes options received by Messrs. Sullivan and McGee, at their election, in lieu of a portion of their 1993 and 1994 bonuses, respectively, as set forth in Notes 5 and 6 to the "Summary Compensation Table".

(4) Messrs. Streufert and Lewis resigned from the Company in August 1995 and September 1995, respectively.

EMPLOYMENT AGREEMENTS

     Joseph P. Sullivan, who commenced employment as President and Chief Executive Officer of the Company on February 11, 1993, is entitled to receive minimum compensation under a three-year employment agreement with the Company at a rate of $494,000 per annum in 1996. Messrs. Schonert and McGee are entitled to receive minimum compensation under two-year employment agreements with the Company at the rate of $175,250 and $165,000 per annum in 1996, respectively. If the employment of Mr. Sullivan is terminated by reason of a "change of control" (as defined in his employment agreement), he will be entitled to receive a payment equal to three times his average salary plus bonus for the three most recent years. If the employment of either Messrs. Schonert or McGee is terminated by reason of a "change of control" (as defined in their employment agreements), he will be entitled to receive a payment equal to two times his average salary plus bonus for the two most recent years.

INCENTIVE BONUS PLAN

     The Company's incentive bonus plan for fiscal 1995 covered a total of 14 employees, including executive officers. The incentive program is designed to reward the Company's employees based upon the Company's attaining or surpassing goals for annual cash flow per share and other operating and strategic goals. Actual incentive bonus awards granted are determined by a "base" award schedule specified by the Compensation and Board Affairs Committee of the Board of Directors and are contingent upon achievement of specified goals. Awards are determined at year end and depend upon (a) the Company's actual cash flow per share versus the goals set at the start of the year, (b) growth in the current year's cash flow per share, and (c) a judgmental review by the Committee of the Company's operational and strategic performance.

STOCK INCENTIVE PLANS

     The Company's Board of Directors and shareholders have approved the 1988 Stock Option Plan (the "1988 Plan"), the 1990 Stock Incentive Plan (the "1990 Plan") and the 1994 Stock Incentive Plan (the "1994 Plan") (collectively, the "Plans"). A total of (i) 450,000 shares of Common Stock have been reserved for issuance under the 1988 Plan, (ii) 750,000 shares of Common Stock have been reserved for issuance under the 1990 Plan, and (iii) 1,000,000 shares of Common Stock have been reserved for issuance under the 1994

Plan. Each of the Plans provides for the granting of stock options, shares of restricted stock and stock appreciation rights to key employees, and the 1994 Plan also provides for the granting of deferred shares, performance shares and performance units to key employees. The number of shares covered by the Plans and outstanding awards are subject to an adjustment in the case of changes in the Company's capital structure, business combinations, reorganizations and similar events. In July 1995, the Company adjusted then outstanding awards under the Plans to reflect the Distribution, which resulted in the Company's issuance pursuant to the Plans of a limited number of restricted Depositary Shares and options to purchase Depositary Shares (together with DERs). The Company does not intend to award any additional restricted Depositary Shares or options to purchase Depositary Shares, but may issue additional Depositary Shares in connection with existing dividend equivalent rights with respect to options to purchase Depositary Shares. See "-- Adjustments to Stock and Option Awards to Reflect the Distribution."

     Stock options and deferred shares may be granted in tandem with DERs. Holders of restricted stock are entitled immediately to voting, dividend and other ownership rights in the shares, but are subject to restrictions based upon, among other things, continued service with the Company or the achievement of specified performance objectives ("Management Objectives"). Stock appreciation rights may either be related to specific stock options or may be granted independent of any stock options. An award of deferred shares constitutes an agreement by the Company to deliver shares of Common Stock to the participant in the future in consideration of the performance of services, subject to the fulfillment of such conditions during the period of deferral. During the deferral period, the participant has no right to transfer any rights covered by the deferred share award and no right to vote the shares covered by the award. Performance shares and performance units may be granted, the payment of which is conditioned on the achievement by the participant of one or more Management Objectives within a specified period. If by the end of the performance period the participant has achieved the specified Management Objectives, the participant will be deemed to have fully earned the performance shares or performance units.

     Options granted under the Plans may be either incentive stock options within the meaning of Section 422A of the Internal Revenue Code (the "Code") or nonstatutory options. The exercise price of incentive stock options granted under the Plans must not be less than the fair market value of the Common Stock on the date of grant and the maximum term of each option may not be longer than 10 years. In the case of incentive stock options, the aggregate fair market value of optioned shares (determined at the time of the grant) becoming exercisable by any optionee in any calendar year may not exceed $100,000.

     The number of outstanding options to purchase Common Stock and Depositary Shares and the number of shares of restricted stock held by employees of the Company as of December 31, 1995 are set forth above in "Aggregated Option Exercises in 1995 and Option Values at December 31, 1995" and in the Notes to the "Summary Compensation Table," respectively. As of December 31, 1995, no stock appreciation rights, deferred shares, performance shares or performance units had been granted pursuant to the Plans.

     The Plans presently are administered by the Board of Directors and the Compensation and Board Affairs Committee. The Compensation and Board Affairs Committee selects the employees to whom awards will be granted and recommends the type and amount of each award, subject to the terms of the Plans.

MONEY PURCHASE RETIREMENT PLAN

     The Company has a Money Purchase Retirement Plan (the "Money Purchase Plan") pursuant to which it provides retirement benefits for all of its employees. The Company is required to make an annual contribution pursuant to the Money Purchase Plan on behalf of its employees, subject to a maximum contribution for each participant not to exceed the lesser of $30,000 or 25% of the participant's annual compensation. A participant's interest in contributions made to the Money Purchase Plan for his account become 100% vested after one year of service with the Company. Benefits are payable to participants upon their retirement, termination or death. The Company is required to fund annual contributions pursuant to the direction of participants into various investment funds managed by a brokerage firm. The Company plans to adopt a senior executive retirement plan that will provide retirement benefits to the Company's chief executive officer that will not be subject to the maximum contribution limitations of the Money Purchase Retirement Plan.

MEDICAL EXPENSE AND FINANCIAL PLANNING REIMBURSEMENT PLAN

     The Company has a medical expense and financial planning reimbursement plan for executive officers. Participants in this plan are entitled to reimbursement for (i) certain medical, dental and vision expenses incurred by them and their dependents to the extent such expenses are not covered by other health care plans and insurance policies maintained by them or by the Company and (ii) certain financial, tax and estate planning expenses incurred by them. The maximum amount of such expenses for any one year that may be reimbursed is $10,000 for each participant.

DIRECTOR COMPENSATION AND DIRECTOR STOCK OPTION PLANS

     Cash Compensation. Outside directors of the Company (other than the Chairman) receive a retainer fee for their Board work in the amount of $24,000 per year. The Chairman of the Board receives a retainer fee for his Board work in the amount of $48,000 per year. Outside directors receive an additional $1,000 payment for each meeting attended of any Committee on which they serve (except for the Chairman of the Committee, who receives $1,500 for each Committee meeting attended).

     Stock Option Plans for Nonemployee Directors. Outside directors who were directors of the Company on the date the 1988 Plan was approved by the Company's shareholders received an option to purchase 20,000 shares of Common Stock pursuant to the 1988 Plan. In addition, outside directors who were directors of the Company on the date the 1990 Plan was approved by the Company's shareholders received an option to purchase 20,000 shares of Common Stock pursuant to the 1990 Plan. Furthermore, pursuant to either the 1990 Plan or the Company's Nonqualified Stock Option Plan for Nonemployee Directors (the "Directors Option Plan"), which was approved by the shareholders of the Company on May 11, 1994, an option for 20,000 shares of Common Stock will be granted to a new nonemployee director upon his election to the Board, and an option for 10,000 shares of Common Stock will be granted to each incumbent nonemployee director on each January 31 during the period such person continues to serve as a nonemployee director. A total of 400,000 shares of Common Stock have been reserved for issuance under the Directors Option Plan.

     The exercise price of the options granted under the 1988 Plan and the 1990 Plan must not be less than the fair market value of the Common Stock on the date of grant. The exercise price of the options granted under the Directors Option Plan is equal to the average of the closing price of the Common Stock on the NYSE for the five trading days commencing on February 15 (or the first trading day thereafter if such date is not a trading day) of the year in which the grant is made. The maximum term of each option granted under the 1988 Plan, the 1990 Plan and the Directors Option Plan may not be longer than 10 years.

     Under the terms of the Directors Option Plan, a nonemployee director may elect to have his or her director's fees credited to an account in Units (an accounting unit equal in value to one share of Common Stock). Deferred fees payable in Units will be credited to a nonemployee director's account at the end of each fiscal quarter on the basis of the average of the closing prices of the Common Stock on the NYSE on the last trading day of each calendar month during the quarter. After the end of the third fiscal year after each fiscal year in which any deferred fees have been credited to a nonemployee director's account, unless such nonemployee director shall have elected to have his or her entire deferred amount distributed upon termination of services as a director, the Company shall deliver to such nonemployee director that number of full shares of Common Stock that is equal to the number of Units credited to such nonemployee director's account with respect to such fiscal year, including the dividend equivalents allocable to such Units. Upon the termination of service of the nonemployee director as a director of the Company for any reason, the Company shall pay the nonemployee director or his or her beneficiary, as the case may be, the balance of his or her account in full shares of Common Stock in one lump sum. One nonemployee director elected to have his director's fees credit to his account pursuant to the Directors Option Plan in 1995.

     Directors Retirement Plan. The Retirement Plan for Outside Directors (the "Director Retirement Plan") provides that nonemployee directors are eligible for a retirement benefit if they retire from the Board with at least five years of service. An eligible retiring director will receive an annual benefit for a number of years equal to his years of service on the Board up to a maximum of 10 years. The annual benefit is equal to the annual base director fee in effect as of the date of a director's retirement. All benefit payments terminate upon the death of a director. The Director Retirement Plan is unfunded.

     Directors Deferred Compensation Plan. The Company has a Directors Deferred Compensation Plan that allows a member of the Board of Directors to defer the payment of compensation payable by reason of that person's capacity as a director. Pursuant to the Plan a director may elect to defer payment of between 50% to 100% of such compensation in any calendar year. Any compensation that is deferred shall be paid in accordance with the election by the director, together with accrued interest at a rate equal to the prime rate used by Wells Fargo Bank, N.A. No director deferred any compensation pursuant to this plan in 1995.

ADJUSTMENTS TO STOCK AND OPTION AWARDS TO REFLECT THE DISTRIBUTION

     In July 1995, the Company sought to separate the economic attributes of its core portfolio of investments and its portfolio of psychiatric hospital investments into two distinct portfolios, with two distinct classes of publicly traded shares intended to represent those portfolios. On July 25, 1995, the Company distributed one Depositary Share for every ten shares of Common Stock held of record on July 14, 1995, each such Depositary Share representing a one-tenth interest in the Psychiatric Group Preferred Stock. Each holder of restricted stock also received in the Distribution one Depositary Share for every ten shares of restricted Common Stock held on July 14, 1995. Restrictions on Depositary Shares distributed to holders of restricted Common Stock lapse on the same terms as the restrictions on the Common Stock held by such persons.

     In connection with the Distribution and the anti-dilution provisions of the Plans, the Company has adjusted each stock option outstanding at the date of the Distribution to reflect the issuance of the Depositary Shares. Each option and the accumulated tandem DER shares outstanding on July 25, 1995 was converted into two awards: one for the same number of shares of Common Stock and the other for one-tenth of that number of Depositary Shares, separately exercisable at prices based on the former exercise price apportioned on the basis of the fair market value of the Common Stock and the Depositary Shares on July 25, 1995.

                COMPENSATION AND BOARD AFFAIRS COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation and Board Affairs Committee of the Board of Directors, which is composed of the nonemployee Directors listed below this report. None of these nonemployee Directors has any interlocking or other relationship with the Company that would call into question his independence as a member of the Compensation and Board Affairs Committee.

     The Compensation and Board Affairs Committee retained the services of Frederic W. Cook & Co., Inc., a nationally-recognized executive compensation consulting firm, to assist the Committee in the development and ongoing implementation of the Company's compensation program. Based largely on the information provided by Frederic W. Cook and Co., Inc., which included a survey of other REITs in the health care industry, the Committee believes that the Company's compensation program is within the intermediate range for comparable companies.

COMPENSATION PHILOSOPHY

     The Compensation and Board Affairs Committee believes that the primary focus of the Company's compensation program should be related to creating value for shareholders. The Committee also believes that the compensation program should be designed to retain key executives as employees and to encourage them to accumulate ownership of the Company's stock. In structuring the compensation program, the Committee has designed the program to balance short and long-term incentive compensation to achieve desired results and, above all, to pay for performance. In arriving at its conclusions as to total appropriate compensation for a particular year, the Committee takes into account management's accomplishments that may impact short-term performance but that are expected to enhance long-term total return.

COMPENSATION MIX

     The Company's executive compensation is based on three components designed in each case to accomplish the Company's compensation philosophy.

     Base Salary. Salaries for executives are reviewed by the Compensation and Board Affairs Committee on an annual basis and may be adjusted based upon an assessment of the individual's contribution to the asset and financial growth of the Company; competitive pay levels; the executive's demonstrated ability to work as a member of the management team; and increases in the cost of living.

     Annual Cash Incentive Awards. Annual cash bonus incentive awards are based on the performance of the Company. The Committee believes that annual financial, operational and strategic goals should be set for the organization and that executive officers should receive incentive compensation when these goals are met or exceeded. Conversely, the Company believes that there should be risk when the goals are not met.

     Awards granted are determined by a performance schedule specified by the Committee and are contingent upon achievement of specified goals. Awards are determined at year end and depend upon (a) the Company's cash flow per share versus the goals set at the start of the year, (b) growth in the fiscal year's cash flow per share, and (c) a judgmental review by the Committee of the Company's overall operational and strategic performance.

     For 1995, actual cash bonus incentive awards paid to executive officers were at 80% to 100% of the level achieved at year end as specified by the performance schedule adopted by the Committee at the beginning of 1995. The Committee noted that the Company achieved each of its operational and strategic objectives for the year. These objectives included the creation and successful issuance of a psychiatric group targeted stock intended to represent the economic attributes of the psychiatric group assets, the development and implementation of a program to broaden the Company's investments into long-term care, assisted living and Alzheimer's care and the refinancing of the Company's balance sheet. The targeted stock issuance was a first for the REIT industry and resulted in a significant positive adjustment in the market valuation of the Common Stock. During the last four months of 1995, a number of these programs were carried out by a reduced management team reflecting the loss of two former officers who had accepted attractive offers elsewhere.

     The Committee also considered that the total composite return for the Company's shareholders over 1995, assuming the reinvestment of all dividends, was approximately 28%, as compared to the NAREIT Equity REIT index average of 15% for 1995.

     In January 1995, the executive officers of the Company were granted shares of restricted Common Stock vesting over two years in lieu of the additional cash incentive bonuses that they would have been entitled to according to the performance schedule adopted by the Committee at the beginning of 1994. These grants were consistent with the Committee's intent to gradually increase the amount of equity ownership on the part of the executives. The grants are reflected in the "Summary Compensation Table" set forth above under the heading "Restricted Stock Awards."

     Long-Term Incentives. The Compensation and Board Affairs Committee administers the Company's employee stock incentive plans. Pursuant to these plans, stock options were awarded in 1995 in order to retain and motivate executives to improve long-term shareholder value.

     Options to purchase Common Stock are granted at a price equal to the current fair market value of the Common Stock at the time of grant and will be of value to the executive only if the total return to shareholders increases over time. Stock option awards vest over a two-year period. The Committee recognizes that, because the Company must distribute at least 95% of its income in the form of dividends in order to qualify as a REIT, over the long-run the share price of the Common Stock may be sensitive to market interest rates that are beyond management's control. Furthermore, much of the value created for shareholders over time may be in the form of dividends. These factors make traditional stock options, which reward only for price appreciation, ill-suited for executive incentive compensation purposes for Company officers. For this reason, the Committee determined in 1992 to couple stock option awards with dividend equivalent rights. By adding dividend equivalent rights to stock options, the options become a reward for total shareholder return instead of for stock price growth alone. Depending upon individual performance and contribution, award levels for annual stock option grants are intended to approximate the fiftieth percentile of long-term incentive compensation for comparable companies.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company's chief executive officer and the four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Committee will continue to review the effects of its compensation programs with regard to Section 162(m). The Committee will also evaluate alternatives to ensure executive compensation is reasonable, performance-based and consistent with the Committee's overall compensation objectives. The Committee reserves the right to design programs that recognize a full range of performance criteria important to the Company's success, even where compensation payable under such programs may not be deductible.

CHIEF EXECUTIVE COMPENSATION

     The Company has entered into an employment agreement with Joseph P. Sullivan, President and Chief Executive Officer of the Company, which runs for a term of three years and which is automatically extended for an additional year on the last day of January of each year unless earlier terminated pursuant to the terms of the agreement. The agreement provides for a base salary of $494,000 for 1996. Under this agreement, Mr. Sullivan was also guaranteed in 1995 (i) a minimum bonus of 30% of his base salary for 1995 and (ii) a minimum stock option grant equal to a number of shares calculated by dividing 200% of his base salary for 1995 by the share price on the date of grant. For the year 1996 and beyond, Mr. Sullivan is not guaranteed any minimum bonus award or stock option grant. Mr. Sullivan's salary for 1996 was increased from its previous level by 4%.

     The Committee and the full Board believe that the amount and terms of Mr. Sullivan's compensation are consistent with general compensation levels within the industry and are appropriate in view of the Company's accomplishments in 1995. These accomplishments include: increasing the Company's funds from operations; issuing a psychiatric group targeted stock; selling two psychiatric hospital investments; expanding the Company's investment program into long-term care, assisted living and Alzheimer's care; making $67 million of new investments; selling a $26.5 million lower yielding mortgage for a $2.65 million profit; repayment of all of the Company's outstanding bank loans; issuance of $50.3 million of new Common Stock; and establishment of a new $150 million three-year unsecured bank line. As shown above in the "Summary Compensation Table" set forth under the heading "Restricted Stock Awards," consistent with the Committee's intent to create additional long-term incentives, the Committee voted to award Mr. Sullivan, in January 1995, a restricted stock grant of 6,938 shares of Common Stock vesting over two years with the initial vesting occurring in January 1996. For 1995, Mr. Sullivan received a cash bonus of $384,700, or 81.1% of the maximum potential award under the performance schedule adopted by the Committee at the beginning of 1995.

     The Committee remains committed to establishing and maintaining a compensation program that appropriately aligns the Company's executive compensation with corporate performance and the interests of the shareholders and that offers competitive opportunities in the executive marketplace. As such, the Committee periodically reviews the compensation program in order to make such changes as it considers necessary to achieve such objectives.

      NORMAN BARKER, JR. SHELDON S. KING WALTER J. McNERNEY LOUIS T. ROSSO

                         STOCK PRICE PERFORMANCE GRAPH

     The graph below compares, on a quarterly basis and at July 25, 1995, the cumulative total return of the Company, the S&P 500 Index and the NAREIT Equity REIT Index from December 31, 1990 to December 31, 1995 assuming an initial investment of $100. Total return assumes quarterly reinvestment of dividends before consideration of income taxes. The cumulative total return represented by the "AHP Composite" data reflects the cumulative total return on the Common Stock for periods prior to July 25, 1995, and for periods on and after July 25, 1995, the sum of the cumulative total return on the Common Stock and the cumulative total return on the Depositary Shares.

                        AMERICAN HEALTH PROPERTIES, INC.
                               STOCK PERFORMANCE
                   (FIVE-YEAR PERIOD ENDED DECEMBER 31, 1995)

                                                                                       AHP COMMON
      MEASUREMENT PERIOD               AHP COM-                                     STOCK AFTER THE   AHP DEPOSITARY
    (FISCAL YEAR COVERED)               POSITE          NAREIT          S&P 500       DISTRIBUTION        SHARES
12/90                                   100.00          100.00          100.00
3/91                                    114.46          122.74          114.56
6/91                                    115.98          123.70          114.32
9/91                                    127.37          128.76          120.48
12/91                                   152.56          135.70          130.55
3/92                                    133.22          136.60          127.22
6/92                                    143.24          140.20          129.72
9/92                                     98.91          149.76          133.74
12/92                                    96.76          155.49          140.56
3/93                                    124.49          189.14          146.59
6/93                                    129.09          183.71          147.34
9/93                                    149.02          200.89          151.11
12/93                                   134.63          186.06          154.60
3/94                                    137.66          192.39          148.71
6/94                                    135.07          195.93          149.31
9/94                                    135.60          191.92          156.67
12/94                                   117.41          191.95          156.63
3/95                                    123.59          191.63          171.87
6/95                                    134.00          202.90          188.18
7/25/95 Distribution Date               141.84          205.72          193.24          128.99           12.85
9/95                                    149.33          212.46          203.14          138.67           10.66
12/95                                   151.62          221.26          215.25          141.22           10.40

                     PRINCIPAL SHAREHOLDERS OF THE COMPANY

     The following table sets forth, as of February 8, 1996, information with respect to persons known by the Company to be beneficial owners of more than five percent of the shares of Common Stock. The Company is not aware of any person who is a beneficial owner of more than five percent of the Depositary Shares.

                                                                               SHARES OF
                                   NAME OF                                    COMMON STOCK
                              BENEFICIAL OWNER                             BENEFICIALLY OWNED
    ---------------------------------------------------------------------  ------------------
    Franklin Resources, Inc.(1)..........................................       1,827,000
    777 Mariners Island Blvd.
    San Mateo, California 94403

- ---------------

(1) Common Stock held by Franklin Resources, Inc. represents 7.8% of the outstanding Common Stock on April 15, 1996. This information is based solely on information contained in a Form 13-G filed by Franklin Resources, Inc. with the Securities and Exchange Commission on February 8, 1996 and delivered to the Company. According to such schedule, Franklin Resources, Inc. holds sole voting power with respect to 1,801,900 shares of Common Stock, shared voting power with respect to 20,600 shares of Common Stock, and shared dispositive power with respect to 1,827,000 shares of Common Stock.

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

     The Board of Directors has appointed an Audit Committee, whose members and functions are described above under "Management -- Board Committees and Meetings." Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Arthur Andersen LLP, independent public accountants, as auditors for the current fiscal year subject to the approval of the shareholders of the Company. Arthur Andersen LLP have served as auditors of the Company since 1987. Representatives of the firm are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The shareholders are requested to approve, ratify and confirm the appointment of the accounting firm of Arthur Andersen LLP as the auditors and as independent public accountants for the Company for the year ended December 31, 1996.

     The affirmative vote of a majority of the total number of votes represented by the shares of Common Stock and Psychiatric Group Preferred Stock represented and voted at the Annual Meeting, assuming a quorum is present, is necessary for the approval of the appointment of Arthur Andersen LLP as the auditors and independent public accountants for the Company for the year ended December 31, 1996.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS AUDITORS FOR 1996.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report to Shareholders of the Company for the fiscal year ended December 31, 1995 (the "Annual Report"), which includes financial statements for the year ended December 31, 1995, has been sent to the Company's shareholders under separate cover. Requests for additional copies of such report should be directed to Investor Relations, American Health Properties, Inc., Suite 1800, 6400 South Fiddler's Green Circle, Englewood, Colorado 80111, Telephone (303) 796-9793.

                                 OTHER MATTERS

     The Board of Directors knows of no business to be presented at the meeting other than the matters stated in the notice of the Annual Meeting and described in this proxy statement. If other matters should properly come before the meeting, the Proxies will be voted in accordance with the best judgment of the persons acting under the Proxies, and discretionary authority to do so is included in the Proxy.

                             SHAREHOLDER PROPOSALS

     Any shareholder proposal intended to be presented at the Company's next annual meeting of shareholders must be received by the Company at its principal executive offices on or before January 24, 1997 to be included in the Company's proxy statement and form of proxy relating to that meeting.

                                            By Order of the Board of Directors,

                                            /s/ MICHAEL J. MCGEE
                                            Michael J. McGee
                                            Corporate Secretary

April 15, 1996

- --------------------------------------------------------------------------------

PROXY                             COMMON STOCK
                        AMERICAN HEALTH PROPERTIES, INC.                   PROXY
    6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800, ENGLEWOOD, COLORADO 80111

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby nominates and appoints Joseph P. Sullivan, Michael J. McGee, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of AMERICAN HEALTH PROPERTIES, INC. (the "Company") held of record by the undersigned as of the close of business on March 29, 1996 at the Annual Meeting of Shareholders to be held on May 23, 1996 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   To elect as Class III Directors for a three-year term expiring at the 1999 Annual Meeting the following nominees: Sheldon S. King, Walter J. McNerney and Louis T. Rosso.

/ / FOR all nominees listed above                  / / WITHHOLD AUTHORITY to vote for all nominees listed above
    (except as indicated to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- --------------------------------------------------------------------------------

2. To approve the appointment of Arthur Andersen LLP as auditors and independent public accountants for the Company's 1996 fiscal year.

       / / FOR                 / / AGAINST                 / / ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE CONTINUE ON REVERSE SIDE

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

    The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.
                                            Dated                         , 1996
                                                 -------------------------

                                            ------------------------------------
                                                        (Signature)

                                            ------------------------------------
                                                        (Signature)

                                            PLEASE SIGN EXACTLY AS NAMES ARE
                                            SHOWN. WHEN SHARES ARE HELD BY JOINT
                                            TENANTS, BOTH SHOULD SIGN. WHEN
                                            SIGNING AS AN ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            PLEASE GIVE FULL TITLE AS SUCH. IF A
                                            CORPORATION, PLEASE SIGN IN FULL
                                            CORPORATION NAME BY PRESIDENT OR
                                            OTHER AUTHORIZED OFFICER. IF A
                                            PARTNERSHIP, PLEASE SIGN IN
                                            PARTNERSHIP NAME BY AUTHORIZED
                                            PERSON.

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                               DEPOSITARY SHARES

INSTRUCTION CARD        AMERICAN HEALTH PROPERTIES, INC.        INSTRUCTION CARD
    6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800, ENGLEWOOD, COLORADO 80111

     THIS INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned, a registered holder of Psychiatric Group Depositary Shares, each representing one-tenth of a share of Psychiatric Group Preferred Stock, AMERICAN HEALTH PROPERTIES, INC. (the "Company"), hereby authorizes and directs the Depositary, through its nominee(s), to vote or to execute proxies to vote, as instructed below, all Psychiatric Group Preferred Stock underlying the Depositary Shares held of record by the undersigned as of the close of business on March 29, 1996 at the Annual Meeting of Shareholders to be held on May 23, 1996 or any adjournment thereof.

1. ELECTION OF DIRECTORS
   To elect as Class III Directors for a three-year term expiring at the 1999 Annual Meeting the following nominees: Sheldon S. King, Walter J. McNerney and Louis T. Rosso.

/ / FOR all nominees listed above                  / / WITHHOLD AUTHORITY to vote for all nominees listed above
    (except as indicated to the contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

- --------------------------------------------------------------------------------

2. To approve the appointment of Arthur Andersen LLP as auditors and independent public accountants for the Company's 1996 fiscal year.

       / / FOR                 / / AGAINST                 / / ABSTAIN

3. In its discretion, the Depositary is authorized to vote upon such other business as may properly come before the meeting.

PLEASE CONTINUE ON REVERSE SIDE

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. DEPOSITARY SHARES WILL BE VOTED BY THE DEPOSITARY AS DIRECTED BY THE UNDERSIGNED. IF NO INSTRUCTION IS GIVEN THE DEPOSITARY WILL ABSTAIN FROM VOTING WITH RESPECT TO THE PSYCHIATRIC GROUP PREFERRED STOCK UNDERLYING THE DEPOSITARY SHARES FOR WHICH NO INSTRUCTIONS HAVE BEEN GIVEN.

   The undersigned hereby ratifies and confirms all that said Depositary, or any of its nominee(s), or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all instructions heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.
                                            Dated                         , 1996
                                                 -------------------------


                                            ------------------------------------
                                                        (Signature)


                                            ------------------------------------
                                                        (Signature)

                                            PLEASE SIGN EXACTLY AS NAMES ARE
                                            SHOWN. WHEN SHARES ARE HELD BY JOINT
                                            TENANTS, BOTH SHOULD SIGN. WHEN
                                            SIGNING AS AN ATTORNEY, EXECUTOR,
                                            ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                            PLEASE GIVE FULL TITLE AS SUCH. IF A
                                            CORPORATION, PLEASE SIGN IN FULL
                                            CORPORATION NAME BY PRESIDENT OR
                                            OTHER AUTHORIZED OFFICER. IF A
                                            PARTNERSHIP, PLEASE SIGN IN
                                            PARTNERSHIP NAME BY AUTHORIZED
                                            PERSON.

  PLEASE MARK, SIGN, DATE AND RETURN THIS INSTRUCTION CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE.

   IN ORDER FOR THE DEPOSITARY TO VOTE, THIS INSTRUCTION CARD MUST BE SIGNED, DATED AND RECEIVED BY THE DEPOSITARY ON OR BEFORE 5:00 P.M. PDT ON MAY 22, 1996.

- --------------------------------------------------------------------------------

 THIS PROXY/INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                                              [X] PLEASE MARK
                                                                  YOUR VOTES
                                                                  AS THIS


Proposal Number 1 - ELECTION OF DIRECTORS: To elect as Class III Directors for a three-year term expiring at the 1999 Annual Meeting the following nominees:
Sheldon S. King, Walter J. McNerney and Louis T. Rosso

                                              WITHHOLD
                          FOR                 AUTHORITY
                          [ ]                    [ ]

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

______________________________________________________________________________

Proposal Number 2 - To approve the appointment of Arthur Andersen LLP as auditors and independent public accountants for the Company's 1996 fiscal year.

                          FOR     AGAINST    ABSTAIN
                          [ ]       [ ]        [ ]

Proposal Number 3 - In their discretion, the proxies and Depositary are authorized to vote upon such other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. WHEN THIS PROXY/INSTRUCTION CARD IS PROPERLY EXECUTED, THE PROXIES WILL VOTE ALL SHARES OF COMMON STOCK HELD OF RECORD BY THE UNDERSIGNED AND THE DEPOSITARY WILL VOTE ALL PSYCHIATRIC GROUP PREFERRED STOCK UNDERLYING THE DEPOSITARY SHARES HELD OF RECORD BY THE UNDERSIGNED IN THE MANNER INSTRUCTED HEREIN BY THE UNDERSIGNED. IF NO INSTRUCTION IS GIVEN, THE PROXIES WILL VOTE SUCH COMMON STOCK FOR EACH OF THE PROPOSALS, AND THE DEPOSITARY WILL ABSTAIN FROM VOTING SUCH PSYCHIATRIC GROUP PREFERRED STOCK.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, and that said Depositary, or any of its nominee(s) or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies and instructions heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and proxy statement accompanying said notice.

________________________________________________________________________________
                                 (Signature)


________________________________________________________________________________
                                 (Signature)


                       Dated ____________________, 1996


Please sign exactly as names are shown. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


================================================================================
                             FOLD AND DETACH HERE



                       AMERICAN HEALTH PROPERTIES, INC.

                6400 South Fiddler's Green Circle, Suite 1800,
                          Englewood, Colorado 80111

                    YOUR VOTE IS IMPORTANT TO THE COMPANY


            PLEASE SIGN AND RETURN YOUR PROXY/INSTRUCTION CARD BY
                  TEARING OFF THE TOP PORTION OF THIS SHEET
           AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


  IN ORDER FOR THE DEPOSITARY TO VOTE, THIS INSTRUCTION CARD MUST BE SIGNED, DATED AND RECEIVED BY THE DEPOSITARY ON OR BEFORE 5:00 P.M. PDT ON MAY 22, 1996.

PROXY/                                                                    PROXY/
INSTRUCTION                                                          INSTRUCTION
CARD                   AMERICAN HEALTH PROPERTIES, INC.                     CARD
    6400 SOUTH FIDDLER'S GREEN CIRCLE, SUITE 1800, ENGLEWOOD, COLORADO 80111

    The undersigned hereby (i) nominates and appoints Joseph P. Sullivan, Michael J. Mcgee, and each of them, as attorneys, agents and proxies of the undersigned, with full powers of substitution to each, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of AMERICAN HEALTH PROPERTIES, INC. (the "Company") held of record by the undersigned as of the close of business on March 29, 1996 at the Annual Meeting of Shareholders to be held on May 23, 1996 or any adjournment thereof, and (ii) authorizes and directs the Depositary, through its nominee(s), to vote or execute proxies to vote as instructed below, all Psychiatric Group Preferred Stock underlying the Depositary Shares held of record by the undersigned as of the close of business on March 29, 1996 at the Annual Meeting of Shareholders to be held on May 23, 1996 or any adjournment thereof.

                 IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE